Exhibit 99.1

Atara Biotherapeutics Announces First Quarter 2022 Financial Results and Operational Progress

FDA Fast-Track Designated ATA188 Interim Analysis On-Track for June 2022

Tab-cel Anticipated European Commission Approval On-Track for Q4 2022; Dialogue with FDA Ongoing

Cash Expected to Fund Planned Operations into Q4 2023 with Sale of Cell Therapy Manufacturing Facility to FUJIFILM for $100M

Conference Call and Webcast Today at 1:30 p.m. PDT/4:30 p.m. EDT

SOUTH SAN FRANCISCO, Calif.--May 5, 2022--Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic EBV T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported financial results for the first quarter 2022, recent business highlights and key upcoming catalysts.

“Atara is off to a strong start in 2022, and we look forward to the upcoming interim analysis of our ATA188 Phase 2 study. With compelling Phase 1 data, two Fast Track designations, and validated groundbreaking science, ATA188 has the potential to transform treatment in progressive forms of MS with high unmet need and limited options,” said Pascal Touchon, President and Chief Executive Officer of Atara. “We have also commenced our strategic manufacturing partnership with FUJIFILM Diosynth Biotechnologies, continue to progress tab-cel® with EMA’s review in Europe and further engagement with FDA, and anticipate IND filings for our innovative CAR T programs later this year.”

ATA188 for Progressive Multiple Sclerosis (MS)

•

Atara is on track to conduct a formal interim analysis (IA) of the Phase 2 EMBOLD study, planned for June 2022, to include efficacy, safety, and biomarker data to further inform our development strategy

o

A key data point at the time of IA will be expanded disability status scale (EDSS) improvement at six months, for applicable patients which, based on Phase 1 data, is >85% predictive of achieving confirmed EDSS improvement at 12 months, the FDA-validated primary endpoint of EMBOLD

o

This IA will also include EDSS improvement beyond 6 months for patients with longer treatment duration, other clinical endpoints, imaging biomarkers like magnetization transfer ratio (MTR) and biologic biomarkers

o	Results of the IA will determine whether any sample size adjustments are needed to optimize the likelihood of success in Phase 2 and best inform Phase 3 design and planning
•	After the IA is conducted, Atara plans to communicate next steps for the program in July 2022, including rationale, while still maintaining the integrity of the study
•

With the recent granting of Fast Track designation to ATA188 for non-active primary progressive multiple sclerosis (PPMS) and non-active secondary progressive multiple sclerosis (SPMS) by the FDA, we also then plan to meet with the FDA following the IA to share the data and to discuss next steps for the development pathway

•	Atara continues to advance enrollment in the Phase 2 EMBOLD study, with target enrollment of 80 patients expected soon after conducting the IA
•	Landmark studies in Nature and Science continue to drive significant interest and awareness of EBV as the trigger of MS
•	Momentum around ATA188 continues to build, marked by Atara’s successful EBV and MS Day where updated Phase 1 and open-label extension (OLE) data demonstrated that 20 out of 24 patients have had either EDSS improvement or EDSS stability throughout their observation in the study with up to 42 months follow-up. Overall, 33% of patients in the high-dose cohorts achieved confirmed EDSS improvement at the 12-month timepoint

Tabelecleucel (tab-cel®) for Post-Transplant Lymphoproliferative Disease (PTLD)

•	The European Medicines Agency (EMA) review of tab-cel is progressing well and Atara anticipates European Commission (EC) approval in Q4 2022
•

The EMA has transitioned tab-cel to a standard assessment as Atara was informed that additional time was needed to adequately review the Company’s responses to EMA questions. Atara does not expect an impact to the anticipated EC approval timeframe

•	Atara remains in active dialogue with the FDA and has made further progress on discussing proposals to enable potential filing of the BLA that do not require a new Phase 3 clinical study
o

Proposals reflect tab-cel clinical and commercial product data generated to date, its status as a Breakthrough Therapy Designation product that addresses an urgent medical need, and its potential to save the lives of patients with an ultra-rare, often fatal disease with no approved therapeutic options

Tab-cel for Potential Additional Indications

•

The multi-cohort Phase 2 study evaluating tab-cel in six additional patient populations for EBV+ immunodeficiency-associated lymphoproliferative diseases (IA-LPDs) and other EBV-driven diseases continues to enroll in the U.S. and EU

•	First data from the multi-cohort study is on track for presentation in 2023

CAR T Programs

ATA2271/ATA3271 (Solid Tumors Over-Expressing Mesothelin)

•	The global strategic collaboration for autologous ATA2271 and allogeneic ATA3271 with Bayer continues to progress
•

In February 2022, Memorial Sloan Kettering Cancer Center (MSK) notified the FDA of a fatal serious adverse event (SAE) in a patient treated in the third, higher dose cohort in the ongoing Phase 1, MSK-conducted and investigator led dose-escalation clinical study of autologous mesothelin CAR T, ATA2271

o	Per protocol, MSK voluntarily paused enrollment of new patients in the study on a temporary basis while additional information regarding the case is gathered and reviewed
o	Autopsy and additional data are still being analyzed by MSK
o	As is typical, we expect MSK will share autopsy and other results with FDA when ready, in addition to any intended informed consent and/or study protocol amendments
•	Atara and MSK expect to provide a Phase 1 data update for ATA2271 in H2 2022
•

IND-enabling work for ATA3271, our off-the-shelf, allogeneic CAR-T therapy targeting mesothelin using next-generation PD-1 DNR and 1XX CAR technologies for patients with advanced mesothelioma, is advancing, with the IND filing anticipated in Q4 2022

ATA3219 (B-cell Malignancies)

•	Atara continues to progress ATA3219, a potential best-in-class, allogeneic CAR T for B cell malignancies expressing CD19
•	Atara is on track to submit an IND in Q4 2022
•

ATA3219 is an optimized approach to address high unmet medical need, leveraging our next-generation 1XX CAR co-stimulatory signaling domain and allogeneic EBV T-cell platform and does not require TCR or human leukocyte antigen (HLA) gene editing

Allogeneic T-Cell Platform Manufacturing and Operations

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In April 2022, Atara announced the appointment of Charlene Banard as Chief Technical Officer, who will oversee process science and development, quality, manufacturing and supply, further validating Atara’s advanced technology and its potential to transform the lives of patients with serious diseases

•

In April 2022, Atara announced the completion of the sale of its cell therapy manufacturing facility for USD 100 million upfront and the commencement of a long-term strategic manufacturing partnership with FUJIFILM Diosynth Biotechnologies (FDB)

o

With the closing of the transaction, FDB provides Atara with access to the flexible capacity and specific capability needed to manufacture clinical and commercial-stage allogeneic cell therapies for its maturing and promising pipeline, including tab-cel, ATA188 for multiple sclerosis, and allogeneic CAR T therapies, ATA3271 and ATA3219

o	The agreement is expected to reduce Atara’s planned operating expenses over the multi-year partnership period
o

Atara has retained a talented Technical Operations team who will continue to manage external manufacturing partnerships, manufacturing process science & development, quality assurance, supply chain, and logistics. Atara’s Thousand Oaks-based Atara Research Center (ARC) now houses Atara’s pre-clinical, translational sciences, manufacturing process sciences, and analytical development teams to further drive innovation by leveraging our unique and differentiated allogeneic cell therapy platform

First Quarter 2022 Financial Results

•

Cash, cash equivalents and short-term investments as of March 31, 2022 totaled $301.8 million, as compared to $371.1 million as of December 31, 2021; the amount as of March 31, 2022 excludes the $100.0 million upfront received from FDB in April

•	The March 31, 2022 cash balance includes $20.5 million of net proceeds from the sale of 1,319,878 shares of common stock through the Company’s ATM facilities in the first quarter
•

Atara believes that its cash as of March 31, 2022, together with the $100.0 million received from FDB on April 4, 2022, will be sufficient to fund the Company’s planned operations into the fourth quarter of 2023

•	Net cash used in operating activities was $84.5 million for the first quarter 2022, as compared to $65.7 million for the same period in 2021
•	Atara reported net losses of $88.1 million, or $0.87 per share for the first quarter 2022, as compared to $78.3 million, or $0.86 per share for the same period in 2021
•	Total operating expenses include non-cash expenses of $15.9 million for the first quarter 2022, as compared to $14.5 million for the same period in 2021
•	Research and development expenses were $75.0 million for the first quarter 2022, as compared to $64.1 million for the same period in 2021
o

The increases in the first quarter 2022 were primarily due to higher employee-related and overhead costs from increased headcount in support of continuing expansion of research and development activities and increased spending on research, development, and clinical trial costs related to the ATA188 program

o	Research and development expenses include $8.5 million of non-cash stock-based compensation expenses for the first quarter 2022 as compared to $7.5 million for the same period in 2021
•	General and administrative expenses were $20.6 million for the first quarter 2022, as compared to $17.7 million for the same period in 2021
o	The increases in the first quarter 2022 were primarily due to higher compensation-related costs from increased headcount
o	General and administrative expenses include $5.8 million of non-cash stock-based compensation expenses for the first quarter 2022, as compared to $4.7 million for the same period in 2021

Conference Call and Webcast Details

Atara will host a live conference call and webcast today, Thursday, May 5, 2022, at 4:30 p.m. EDT to discuss the Company’s financial results and recent operational highlights. Analysts and investors can participate in the conference call by dialing 877-407-8291 for domestic callers and 201-689-8345 for international callers, using the conference ID 13728000. A live audio webcast can be accessed by visiting the Investors & Media – News & Events section of atarabio.com. An archived replay will be available on the Company's website for 30 days following the live webcast.

About Atara Biotherapeutics, Inc.

Atara Biotherapeutics, Inc. (@Atarabio) is a pioneer in T-cell immunotherapy leveraging its novel allogeneic EBV T-cell platform to develop transformative therapies for patients with serious diseases including solid tumors, hematologic cancers and autoimmune disease. With our lead program in Phase 3 clinical development and currently under review to support registration in Europe, Atara is the most advanced allogeneic T-cell immunotherapy company and intends to rapidly deliver off-the-shelf treatments to patients with high unmet medical need. Our platform leverages the unique biology of EBV T cells and has the capability to treat a wide range of EBV-associated diseases, or other serious diseases through incorporation of engineered CARs (chimeric antigen receptors) or TCRs (T-cell receptors). Atara is applying this one platform, which does not require TCR or HLA gene editing, to create a robust pipeline including: tab-cel® (tabelecleucel) in Phase 3 development for Epstein-Barr virus-driven post-transplant lymphoproliferative disease (EBV+ PTLD); ATA188, a T-cell immunotherapy targeting EBV antigens as a potential treatment for multiple sclerosis; and multiple next-generation chimeric antigen receptor T-cell (CAR-T) immunotherapies for both solid tumors and hematologic malignancies. Improving patients’ lives is our mission and we will never stop working to bring transformative therapies to those in need. Atara is headquartered in South San Francisco and our leading-edge research, development and manufacturing facility is based in Thousand Oaks, California. For additional information about the company, please visit atarabio.com and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the potential benefits, safety and efficacy of tab-cel®; the timing and progress of tab-cel®, including (i) data and analyses from ALLELE study; (ii) tab-cel® clinical trials, and the occurrence, timing and outcome of Atara’s interactions and discussions with the FDA regarding a BLA submission for tab-cel®, (iii) the timing and outcome of the MAA for tab-cel®, (iv) the timing of the initiation or submission of the BLA for tab-cel®, and (iv) the timing of the EMA’s review of the MAA for tab-cel®,; (2) the potential benefits, safety and efficacy of ATA188; the timing and progress of ATA188, including (i) regulatory designations for ATA188 granted by FDA and the impact thereof; (ii) the mechanistic link between EBV and multiple sclerosis and the ability of ATA188 to specifically target such link; (iii) data from ATA188 OLE study; (iv) ATA188 clinical trials, (v) the planned interim analysis for the EMBOLD study, potential next steps for the program and planned discussions with FDA; (vi) Atara’s ability to successfully advance the development of ATA188, and (vii) partnering options for ATA188; (3) the timing and progress of its CAR T programs, and the safety and efficacy of product candidates emerging from such programs, including (i) ATA2271 clinical trial, (ii) ATA3271 and ATA3219 preclinical development, (iii) progress of the strategic collaboration with Bayer for ATA2271 and 3271, and (iv) Atara’s ability to successfully advance the development of its CAR T programs; (4) Atara’s research and development activities at ARC; (5) Atara’s sale of its ATOM manufacturing facility to FUJIFILM Diosynth Biotechnologies (FDB), including (i) the potential benefits of such transaction to Atara, including the potential financial benefits to Atara, (ii) the supply agreement between the parties and the duration and benefits thereof, (iii) FDB’s ability to perform under the supply agreement and meet Atara’s requirements, (v) FDB’s plans for ATOM, and (iv) Atara’s ability to retain its staff and capabilities, and (6) Atara’s ability to advance development of its other programs. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; the ongoing COVID-19 pandemic and the current events involving Russia and Ukraine, which may significantly impact (i) our business, research, clinical development plans and operations, including our operations in South San Francisco and Southern California and at our clinical trial sites, as well as the business or operations of our third-party manufacturer, contract research organizations or other third parties with whom we conduct business, (ii) our ability to access capital, and (iii) the value of our common stock; the sufficiency of Atara’s cash resources and need for additional capital; and other risks and uncertainties affecting Atara’s and its development programs, including those discussed in Atara’s filings with the Securities and Exchange Commission (SEC), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Financials

Atara Biotherapeutics, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$101,669	$106,084
Short-term investments	200,142	264,984
Restricted cash	146	194
Accounts receivable	668	986
Prepaid expenses and other current assets	11,574	12,373
Assets held for sale	190	—
Total current assets	314,389	384,621
Property and equipment, net	9,109	53,780
Operating lease assets	18,933	26,159
Restricted cash - long-term	1,200	1,200
Other assets	2,220	2,367
Long-term assets held for sale	51,429	—
Total assets	$397,280	$468,127

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,945	$17,368
Accrued compensation	16,381	25,150
Accrued research and development expenses	13,990	13,451
Deferred revenue	50,943	40,760
Other current liabilities	8,051	9,057
Liabilities held for sale	252	—
Total current liabilities	101,562	105,786
Deferred revenue - long-term	45,000	55,708
Operating lease liabilities - long-term	17,453	25,518
Other long-term liabilities	616	1,501
Long-term liabilities held for sale	8,333	—
Total liabilities	$172,964	$188,513

Stockholders’ equity:
Common stock—$0.0001 par value, 500,000 shares authorized as of March 31, 2022 and December 31, 2021; 93,406 and 91,671 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	9	9
Additional paid-in capital	1,779,026	1,744,695
Accumulated other comprehensive (loss) income	(1,892)	(368)
Accumulated deficit	(1,552,827)	(1,464,722)
Total stockholders’ equity	224,316	279,614
Total liabilities and stockholders’ equity	$397,280	$468,127

Atara Biotherapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
License and collaboration revenue	$7,314	$3,552
Operating expenses:
Research and development	74,963	64,059
General and administrative	20,571	17,738
Total operating expenses	95,534	81,797
Loss from operations	(88,220)	(78,245)
Interest and other income (expense), net	115	(90)
Loss before provision for income taxes	(88,105)	(78,335)
Provision for income taxes	—	—
Net loss	$(88,105)	$(78,335)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	(1,524)	(135)
Comprehensive loss	$(89,629)	$(78,470)
Net loss per common share:
Basic and diluted net loss per common share	$(0.87)	$(0.86)

Weighted-average shares outstanding used to calculate basic and diluted net loss per common share	100,726	91,456

INVESTORS & MEDIA:

Investors

Eric Hyllengren

805-395-9669

ehyllengren@atarabio.com

Media

Alex Chapman

805-456-4772

achapman@atarabio.com